Exhibit 23.2


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zilog, Inc. 2002 Omnibus Stock Incentive Plan, of our report dated January 26, 2001, with respect to the 2000 and 1999 consolidated financial statements and schedule of Zilog Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP


San Jose, California
May 14, 2002